Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Announces New $475.0 Million Senior Secured Revolving Credit Facility

NEW YORK, NY, February 12, 2021 - Golub Capital BDC, Inc. (the “Company”, “we”, “us” or “our”) a business development company (Nasdaq: GBDC), today announced the closing of a new senior secured syndicated revolving credit facility (the “Facility”). The Facility is led by JPMorgan Chase Bank, N.A. and includes a total of six bank participants.

The Facility closed on February 11, 2021. Under the Facility, the lenders have agreed to extend credit to us in an initial aggregate amount of up to $475.0 million in U.S. dollars and certain agreed upon foreign currencies with an option to request, at one or more times, that existing and/or new lenders, at their election, provide up to $237.5 million of additional commitments. The Facility will mature on February 11, 2026. The interest rate on the borrowings under the Facility ranges from one-month LIBOR plus 1.75% to one-month LIBOR plus 1.875%. The Facility includes usual and customary representation and warranties, covenants, and events of default for senior secured facilities of this nature.

“We continue to execute on our strategy of increasing the flexibility of our strong balance sheet and add to our diversified sources of liquidity, building on our successful inaugural offering of unsecured notes in October 2020,” said David B. Golub, Chief Executive Officer of GBDC. “We believe the pricing and terms of this new credit facility are attractive. We appreciate the continued support of our lending partners, and we are pleased to welcome several new lenders to the syndicate.”

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2021.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $35 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York, San Francisco and London. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune

312-284-0111

rteune@golubcapital.com

Source: Golub Capital BDC, Inc.